UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

IMS Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

 83 Wooster Heights Road
Danbury, CT 06810
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2015 the Board of Directors of IMS Health Holdings, Inc. (the “Company”) increased the size of the Board from seven to eight members and elected Karen Katen as director of the Company upon the recommendation of the Nominating and Corporate Governance Committee.  Ms. Katen will serve as a Class II director, which class will stand for re-election at the 2016 annual meeting of stockholders.  The Board of Directors also appointed Ms. Katen to serve on the Audit Committee of the Board.  Ms. Katen will participate in the Company’s standard non-employee director compensation program described in the Company’s 2014 proxy statement, filed with the Securities and Exchange Commission on March 3, 2015.  The Company’s press release announcing Ms. Katen’s election is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Holdings, Inc.
(Registrant)

Date: March 30, 2015	By:	/s/ Ronald E. Bruehlman
		Name:	Ronald E. Bruehlman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 30, 2015